Exhibit A

JOINT FILING AGREEMENT

The undersigned agree that this Schedule 13G dated November 13, 2025, relating to the Common Shares, no par value, of SunOpta Inc. shall be filed on behalf of the undersigned.

CASTLEKNIGHT MASTER FUND LP By: CastleKnight Fund GP LLC, its general partner By: Weitman Capital LLC, its managing member By: /s/ Aaron Weitman
Name: Aaron Weitman
Title: Manager

CASTLEKNIGHT FUND GP LLC By: Weitman Capital LLC, its managing member By: /s/ Aaron Weitman
Name: Aaron Weitman
Title: Manager

CASTLEKNIGHT MANAGEMENT LP By: CastleKnight Management GP LLC, its general partner By: Weitman Capital LLC, its managing member By: /s/ Aaron Weitman
Name: Aaron Weitman
Title: Manager

CASTLEKNIGHT MANAGEMENT GP LLC By: Weitman Capital LLC, its managing member By: /s/ Aaron Weitman
Name: Aaron Weitman
Title: Manager

WEITMAN CAPITAL LLC By: /s/ Aaron Weitman
Name: Aaron Weitman
Title: Manager

AARON WEITMAN By: /s/ Aaron Weitman